     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 2000
                                           REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                         THE CHARLES SCHWAB CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        94-3025021
          (STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
       OF INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                               120 KEARNY STREET
                            SAN FRANCISCO, CA 94108
                                 (415) 627-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              CHRISTOPHER V. DODDS
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         THE CHARLES SCHWAB CORPORATION
                               120 KEARNY STREET
                            SAN FRANCISCO, CA 94108
                                 (415) 627-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                            LAWRENCE B. RABKIN, ESQ.
                       HOWARD, RICE, NEMEROVSKI, CANADY,
                                 FALK & RABKIN
                           A PROFESSIONAL CORPORATION
                      THREE EMBARCADERO CENTER, 7TH FLOOR
                            SAN FRANCISCO, CA 94111
                           TELEPHONE: (415) 434-1600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective as determined by market conditions.
                           -------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           -------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
       TITLE OF EACH CLASS                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
       OF SECURITIES TO BE            AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
           REGISTERED                  REGISTERED             SHARE(1)               PRICE(1)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value....      11,713,465            $44.90625             $526,007,788           $138,866
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sales price per share of the registrant's common stock on March 8, 2000, as reported on the New York Stock Exchange.
                           -------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        The information in this prospectus statement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (SUBJECT TO COMPLETION)
DATED MARCH 9, 2000

                         THE CHARLES SCHWAB CORPORATION

                       11,713,465 SHARES OF COMMON STOCK

     This prospectus covers shares of The Charles Schwab Corporation common stock, par value $ 0.01 per share, which certain of our shareholders may offer for sale from time to time. The Selling Shareholders, which are listed on page 5 of this prospectus or in supplements to the prospectus, acquired the shares being offered in a transaction not involving a public offering. We are registering the shares under the Securities Act of 1933 on behalf of the Selling Shareholders in order to permit the public sale or other distribution of the shares.

     The Selling Shareholders may offer and sell the shares from time to time through ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. We will not realize any proceeds from the sale of the shares by the Selling Shareholders.

     The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and any profit on the resale of the shares they purchase may be deemed to be underwriting commissions or discounts under the Securities Act.

     Our common stock trades on the New York Stock Exchange under the symbol "SCH." On March 8, 2000, the closing price of our common stock was $45.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 MARCH   , 2000

                               TABLE OF CONTENTS

Note Regarding Forward-Looking Statements...................    3
The Charles Schwab Corporation..............................    3
Where You Can Find More Information.........................    3
Incorporation of Certain Documents by Reference.............    4
Use of Proceeds.............................................    4
Selling Shareholders........................................    5
Plan of Distribution........................................    6
Description of Capital Stock................................    7
Legal Matters...............................................    7
Experts.....................................................    7

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the information incorporated by reference, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents. Schwab does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

     There are a variety of factors and risks that could cause actual results experienced to differ materially from the anticipated results or other expectations expressed in the forward-looking statements or that could affect the decision to invest in our securities, including, but not limited to, those set forth in our Annual Report on Form 10-K for the year ended December 31, 1998; in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 6, 1999, January 14, 2000 and February 22, 2000 (which are incorporated into this document by reference).

                         THE CHARLES SCHWAB CORPORATION

     The Charles Schwab Corporation, through its subsidiaries, engages in securities brokerage and related financial services, including retail brokerage, mutual funds, support services for independent investment managers, equity securities market-making and 401(k) defined contribution plans. Charles Schwab & Co., Inc., our principal operating subsidiary, provides brokerage and related investment services nationwide and in Puerto Rico and the U.S. Virgin Islands. Charles Schwab Europe is our retail securities brokerage firm located in the United Kingdom. Another of our subsidiaries, Schwab Capital Markets L.P. (formerly Mayer & Schweitzer, Inc.), a market maker in Nasdaq and other securities, provides trade execution services to broker-dealers and institutional customers. Charles Schwab Investment Management, Inc. is the investment advisor for our proprietary mutual funds.

     We were incorporated in Delaware in November 1986. Charles Schwab & Co., Inc. was incorporated in California in 1971 and merged in 1983 with a subsidiary of BankAmerica Corporation. We acquired Charles Schwab & Co., Inc. in a management-led leveraged buyout in March 1987 and became a publicly held company in September 1987. Our principal executive offices are located at 120 Kearny Street, San Francisco, CA 94108 (telephone number (415) 627-7000). Our website is http://www.schwab.com. This reference to our website address does not constitute incorporation by reference of the information contained in the website.

     All references to "we," "us," "our" or to "Schwab" in this prospectus are to The Charles Schwab Corporation.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and proxy statements and other information with the Securities and Exchange Commission (File No. 1-9700). Our SEC filings are available to the public through commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     We encourage review of any documents and reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold shall be deemed to be incorporated by reference in this prospectus on the date of filing such documents:

     - Schwab's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 30, 1999 (except for Item 8. "Financial Statements and Supplementary Data," which has been updated and incorporated by reference in this prospectus).

     - Schwab's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed on November 10, 1999.

     - Schwab's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed on August 11, 1999.

     - Schwab's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 11, 1999.

     - Schwab's Current Report on Form 8-K, filed on July 6, 1999.

     - Schwab's Current Report on Form 8-K, filed on January 14, 2000.

     - Schwab's Current Report on Form 8-K, filed on February 22, 2000 which includes Schwab's audited consolidated financial statements for the year ended December 31, 1999.

     We will furnish without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus, except for the exhibits to such documents. Requests should be made to:

                         The Charles Schwab Corporation
                         Investor Relations Department
                             101 Montgomery Street
                        San Francisco, California 94104
                                 (415) 636-2787

     Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be, incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The making of a modifying or superseding statement shall not be deemed an admission that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other that the date on the front of these documents.

                                USE OF PROCEEDS

     We will not receive any proceeds from the Selling Shareholders' sale of any shares of common stock, but will pay all expenses related to the registration of the shares.

                              SELLING SHAREHOLDERS

     The shares offered by this document are being offered by the Selling Shareholders named in the table below. The table contains information concerning the Selling Shareholders' beneficial ownership of our common stock as of the date of this prospectus and the number of shares registered in the offering. Such information was furnished to us by the Selling Shareholders. The Selling Shareholders have sole voting power and investment power with respect to all shares of the common stock shown as beneficially owned by them, subject to community property laws, where applicable.

                                                                  SHARES            SHARES
                                                              OWNED PRIOR TO     REGISTERED IN
                            NAME                              THE OFFERING(1)   THE OFFERING(2)
                            ----                              ---------------   ---------------
Milestone International, Ltd. ..............................     6,889,447         6,889,447
Tim Brosnan.................................................     1,069,333         1,069,333
McCormick/Mix Wyoming Statutory Business Trust No. 2........       832,000           802,000
Bradley J. Swearingen.......................................       649,686           568,083
Leslie M. Moor..............................................       878,056           402,871
Aurora Holdings, SA.........................................       354,216           354,216
Gregory B. Ferris...........................................       320,800           200,500
Vernon H. and Janet C. Jones, Jr. ..........................       193,282           193,282
Dilton Investments..........................................       173,769           173,769
Austin Technology Ventures Trust............................       133,666           133,666
David W. Drapela............................................       106,930           106,930
Greenland Investments Inc. .................................       106,930           106,930
McCormick Master Statutory Trust............................        93,566            93,566
Gregory Scott Mogonye.......................................       189,873            86,616
Philip R. Berber............................................        76,190            76,190
Richard Munoz, Jr. .........................................       328,820            68,170
Service Life and Casualty Ins. Co. .........................        66,833            66,833
Service Lloyd's Insurance Co. ..............................        66,833            66,833
Timothy J. Decker...........................................        40,100            40,100
MFC & Associates............................................        40,100            40,100
William H. Padgett..........................................        40,100            40,100
WH Investments Partnership..................................        40,100            40,100
Iris Klein..................................................        28,070            28,070
Jonathon White..............................................        20,050            20,050
Rose Abeyta.................................................        32,080            16,040
Vernon S. Holt..............................................        13,361            13,361
Edward M. Obuchowski........................................         5,349             5,349
Robin Strickland............................................        20,050             3,208
Annie T. Moor...............................................         2,406             2,406
Cristin T. Moor.............................................         2,406             2,406
Joseph Hsieh................................................         1,336             1,336
Ralph Medina................................................           802               802
Donald D. Moore, Jr. .......................................         2,406               802
          Totals............................................    12,818,946        11,713,465

---------------
(1) Each of the Selling Shareholders has beneficial ownership of less than 1% of our outstanding shares of common stock.

(2) 11.7% of the shares held by each Selling Shareholder, which are offered for sale by this prospectus (a total of 1,368,421 shares), have been deposited into an escrow account until March 1, 2002 and will not be available for sale by the Selling Shareholders until that date. Under certain circumstances, the escrow shares may be reacquired by us.

     Because the Selling Shareholders may use this prospectus to sell all or some portion of the common stock they presently own, no estimate can be given as to the number of shares that each Selling Shareholder will hold after any sale. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information to us in transactions exempt from the registration requirements of the Securities Act.

     Only Selling Shareholders identified above who beneficially own the common stock in the table on the effective date of the registration statement of which this prospectus is a part may sell shares pursuant to this prospectus. We may from time to time include additional Selling Shareholders in supplements to this prospectus.

     Certain of the Selling Shareholders are employees of CyBerCorp, Inc. which we acquired in March 2000. Except for their employment, none of the Selling Shareholders listed above had any material relationship with us, other than as a result of the ownership of the shares, within the three-year period ending on the date of this prospectus.

                              PLAN OF DISTRIBUTION

     The shares being offered in this prospectus were originally acquired by the initial holders of the shares in a private offering on March 1, 2000 as consideration for our acquisition of CyBerCorp, Inc. As part of the terms of the acquisition, we entered into a registration rights agreement with the initial Selling Shareholders. The registration rights agreement required us to file the registration statement of which this prospectus is a part to cover the resale of the shares by the Selling Shareholders. We also agreed to use all reasonable efforts to keep the registration statement effective until March 1, 2001.

     All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be paid by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be paid by the Selling Shareholders.

     The Selling Shareholders may sell the shares from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange, in the over-the-counter market, in negotiated private transactions not effected on any exchange, through put or call options transactions relating to the shares, through short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or coordinating broker in connection with the proposed sale of shares by the Selling Shareholders.

     The Selling Shareholders may sell directly to purchasers or to or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares, including the shares sold by them while acting as principals, might be deemed to be underwriting discounts or commissions under the Securities Act.

     We have agreed to indemnify each Selling Shareholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders may be subject to the prospectus delivery requirements of the Securities Act.

     Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet its criteria and conform to its requirements.

     If a Selling Shareholder notifies us that such Selling Shareholder has entered into any material arrangement with an underwriter or broker-dealer for a sale through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, of which, as of March 6, 2000, 826,856,600 shares were issued and outstanding, and 9,940,000 shares of preferred stock, par value $0.01 per share, of which, as of March 6, 2000, no shares were issued and outstanding.

     Common Stock. Each holder of our common stock is entitled to one vote per share for the election of directors and for all other matters to be voted upon by our shareholders. Our certificate of incorporation does not provide for cumulative voting. Our board of directors is divided into three classes.

     Holders of shares of our common stock are entitled to receive dividends out of funds legally available for distribution if and when declared by the board of directors, and, subject to the rights of any preferred stock that may be outstanding in the future, to share ratably in the assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding-up. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The shares being sold pursuant to this prospectus are fully paid and nonassessable.

     Preferred Stock. Our board of directors has the power, without further action by the shareholders, to issue preferred stock as a class without series, or in one or more series, and to fix the voting rights, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions applicable to the preferred stock.

     The rights of holders of our common stock as described above will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued to obtain additional financing; in connection with acquisitions; to our and our subsidiaries' officers, directors and employees pursuant to benefit plans or otherwise; and for other proper corporate purposes. Shares of preferred stock issued by us could, under certain circumstances, make it more difficult for a third party to gain control of us. We have no current plans or agreements to issue any series of preferred stock in the future.

                                 LEGAL MATTERS

     Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, will pass on the legality of the common stock offered in this document. Certain directors of that firm beneficially own an aggregate of less than 1% of our common stock.

                                    EXPERTS

     The audited consolidated financial statements of us and our subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this prospectus by reference from our Current Report on Form 8-K, dated February 22, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to an accounting change to conform with Statement of Position 98-1), which is incorporated by reference in this prospectus, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses payable in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission registration fee and the New York Stock Exchange listing fee.

                                                               AMOUNT
                                                              --------
SEC registration fee........................................  $138,866
New York Stock Exchange listing fee.........................  $ 40,997
Printing expenses...........................................  $ 15,000
Legal fees and expenses.....................................  $ 15,000
Accounting fees and expenses................................  $ 10,000
Miscellaneous...............................................  $  5,137
                                                              --------
          Total.............................................  $225,000
                                                              ========

     The above fees will be payable by The Charles Schwab Corporation.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Fourth Restated Certificate of Incorporation provides that, pursuant to Delaware law, our directors will not be personally liable to us or our stockholders for monetary damages arising from a breach or alleged breach of a director's fiduciary duty, with specific exceptions. The exceptions relate to
(i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) approval by a director of certain unlawful dividend payments, distributions or stock redemptions or repurchases or (iv) engaging in a transaction from which a director derives an improper personal benefit. Among the types of breaches for which directors will not be liable are those resulting from negligent or grossly negligent behavior.

     Our Second Restated Bylaws also provide for the indemnification of both our directors and officers within the limitations provided by Delaware law. Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers for actions taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. This provision is sufficiently broad to permit indemnification under certain circumstances for liabilities (and for reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended. We have entered into indemnity agreements with our directors that contain provisions that are in some respects broader than the specified indemnification provisions contained in Delaware law.

     We have obtained directors' and officers' liability and corporate reimbursement insurance covering all of our officers and directors and the officers and directors of our subsidiaries and providing for the reimbursement of amounts paid by us or our subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

ITEM 16. EXHIBITS

    EXHIBIT
      NO.                            EXHIBIT TITLE
    -------                          -------------
      4.1     Fourth Restated Certificate of Incorporation, effective July
              30, 1999, of the Registrant, which includes amendments
              through May 20, 1999, filed as Exhibit 3.10 to the
              Registrant's Current Report on Form 8-K filed on July 6,
              1999 and incorporated herein by reference.
      4.2     Registration Rights Agreement, dated as of March 1, 2000, by and among the Registrant and the Selling Shareholders.
      5.1*    Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
              A Professional Corporation.
     23.1     Consent of Deloitte & Touche LLP, independent auditors.
     23.2*    Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
              A Professional Corporation (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).
     24.1     Powers of Attorney (included on signature page).

---------------
* To be filed by amendment.

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements of filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on March 8, 2000.

                                          THE CHARLES SCHWAB CORPORATION

                                          By:     /s/ DAVID S. POTTRUCK
                                            ------------------------------------
                                                     David S. Pottruck
                                              President and Co-Chief Executive
                                                           Officer

                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles R. Schwab, David S. Pottruck and Christopher V. Dodds, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and hereby does ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities indicated, on March 8, 2000.

             NAME AND SIGNATURE                                    TITLE
             ------------------                                    -----

/s/ CHARLES R. SCHWAB                             Chairman, Co-Chief Executive Officer and
--------------------------------------------       Director (principal executive officer)
Charles R. Schwab

/s/ DAVID S. POTTRUCK                              Chief Executive Officer, President and
--------------------------------------------       Director (principal executive officer)
David S. Pottruck

/s/ CHRISTOPHER V. DODDS                        Executive Vice President and Chief Financial
--------------------------------------------    Officer (principal financial and accounting
Christopher V. Dodds                                              officer)

/s/ NANCY H. BECHTLE                                              Director
--------------------------------------------
Nancy H. Bechtle

/s/ C. PRESTON BUTCHER                                            Director
--------------------------------------------
C. Preston Butcher

/s/ DONALD G. FISHER                                              Director
--------------------------------------------
Donald G. Fisher

/s/ ANTHONY M. FRANK                                              Director
--------------------------------------------
Anthony M. Frank

             NAME AND SIGNATURE                                    TITLE
             ------------------                                    -----
/s/ FRANK C. HERRINGER                                            Director
--------------------------------------------
Frank C. Herringer

/s/ STEPHEN T. MCLIN                                              Director
--------------------------------------------
Stephen T. McLin

/s/ CONDOLEEZA RICE                                               Director
--------------------------------------------
Condoleeza Rice

/s/ ARUN SARIN                                                    Director
--------------------------------------------
Arun Sarin

/s/ GEORGE P. SCHULTZ                                             Director
--------------------------------------------
George P. Schultz

/s/ ROGER O. WALTHER                                              Director
--------------------------------------------
Roger O. Walther

                                 EXHIBIT INDEX

    EXHIBIT
      NO.                              DESCRIPTION
    -------                            -----------
      4.1      Fourth Restated Certificate of Incorporation, effective July
               30, 1999, of the Registrant, which includes amendments
               through May 20, 1999, filed as Exhibit 3.10 to the
               Registrant's Current Report on Form 8-K filed on July 6,
               1999 and incorporated herein by reference.
      4.2      Registration Rights Agreement, dated as of March 1, 2000, by and among the Registrant and the Selling Shareholders.
      5.1*     Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
               A Professional Corporation.
     23.1      Consent of Deloitte & Touche LLP, independent auditors.
     23.2*     Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
               A Professional Corporation (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).
     24.1      Powers of Attorney (included on signature page).

---------------
* To be filed by amendment.